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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 2, 1998
                                                         ---------------

                        Brake Headquarters U.S.A., Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                     0-28640            22-3048534
            --------------               -------------        -------------
    (State or Other Jurisdiction   (Commission File Number)   (IRS Employer
          of Incorporation)                                     Ident. No.)


            33-16 Woodside Avenue, Long Island City, New York 11101
            -------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                (718) 779-4800
              --------------------------------------------------
              Registrant's telephone number, including area code

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Item 5.  Other Events.

         On October 2, 1998, the Board of Directors of Brake Headquarters U.S.A., Inc. (the "Company") unanimously adopted a Shareholder Rights Plan, commonly referred to as a poison pill (the "Plan"). The Plan was adopted in view of the currently low market prices for the Company's securities. The Plan is not intended to prevent a tender offer or proxy contest to take-over the Company, but rather to prevent a party from gaining control in the open market at currently less than fair value.

         Under the Plan, each shareholder of record (except as noted below) on October 13, 1998 (the "Record Date") will receive one right (a "Right") for each share of Common Stock held on the Record Date or issued thereafter until the Distribution Date (as defined below). The Board of Directors may declare a "Distribution Date," generally, where a person acquires over 15% of the voting stock (or, in the case where such a person attempts certain "self-dealing" transactions, 10% of the voting stock), after which event (each such event, a "Flip-In Event"), the Rights will become exercisable. Each Right entitles the holder to purchase two "Units" of Preferred Stock (each such Unit, being one one-hundredth of a share of Preferred Stock and entitling the holder to one vote per Unit on an equal basis to the Common Stock) at a purchase price of one-third (1/3) the market price of a share of the Common Stock per Unit. After the occurrence of a Flip-In Event, the Board also has the option to exchange each Right for two Units of Preferred Stock without the payment of the purchase price.

         The Plan also permits Rights holders to acquire two shares of an Acquiring Person's common stock at a purchase price of one-third (1/3) the market price of the Acquiring Person's common stock per share, in the event of a merger or acquisition of the Company in which the Company is not the surviving entity. The Board may redeem the Rights prior to an event occurring under the Plan. The Plan will not affect the Company's financial condition nor should it result in a taxable event for the Company or its shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements.

                  None.

         (b)      Pro Forma Financial Information.

                  None

         (c)      Exhibits.

                  4.1  Rights Plan

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BRAKE HEADQUARTERS, U.S.A., INC.
                                               (Registrant)

Date: October 19, 1998                      /s/ Joseph Ende
                                            --------------------------------
                                            Joseph Ende,
                                            President

                                 EXHIBIT INDEX

Exhibit No.         Description
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       4.1          Rights Plan

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